UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary proxy statement
☐ Confidential, For use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒ Definitive proxy statement
☐ Definitive additional materials
☐ Soliciting material pursuant to §240.14a-12

a21, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

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☐           Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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a21, INC.
7660 Centurion Parkway
Jacksonville, Florida 32256

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held November 13, 2007

To the Stockholders of

a21, Inc.

PLEASE DISREGARD ANY PREVIOUS NOTICES FOR THE ANNUAL MEETING THAT YOU RECEIVED.  THE PREVIOUSLY SCHEDULED ANNUAL MEETING (WHICH WAS TO TAKE PLACE ON SEPTEMBER 25, 2007) WAS CANCELED DUE TO TECHNICAL ISSUES WITH THE MAILING PROCESS.  IF YOU PREVIOUSLY VOTED, SUCH VOTE WILL BE CANCELED AND YOU WILL HAVE TO RE-SUBMIT YOUR VOTE FOR IT TO BE COUNTED.

Notice is hereby given that the Annual Meeting of the Stockholders of a21, Inc. will be held on November 13, 2007 at 9:00 a.m. local time at the offices of the Company, 7660 Centurion Parkway, Jacksonville, Florida 32256.  The meeting is called for the following purpose:

1.    To elect a board of four (4) directors; and

2.    To consider and take action upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

The close of business on September 20, 2007, has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.  The stock transfer books of a21 will not be closed.  A list of the stockholders entitled to vote at the meeting may be examined at a21’s offices during the 10-day period preceding the meeting.

On or about October 1, 2007, the Company shall mail to all stockholders of record, as of the record date, a Notice of Internet Availability of Proxy Materials (the “Notice”). Please carefully review the Notice for information on how to access the notice of annual meeting, proxy statement, proxy card and annual report at http://www.transferonline.com/a21 in addition to instructions on how you may request to receive a paper or email copy of these documents.  There is no charge to you for requesting a paper copy of these documents.

All stockholders are cordially invited to attend the meeting.  Whether or not you expect to attend, you are respectfully requested by the Board of Directors to vote by telephone, Internet or by signing, dating and returning the enclosed proxy promptly.  Stockholders who provide proxies retain the right to revoke them at any time prior to the voting of the proxy.  A return envelope which requires no postage if mailed in the United States is enclosed for your convenience.

By Order of the Board of Directors,

Dated: October 1, 2007	/s/ John Z. Ferguson
John Z. Ferguson
Chief Executive Officer, Director

YOUR VOTE IS IMPORTANT. YOU ARE REQUESTED TO CAREFULLY READ THE PROXY STATEMENT. PLEASE VOTE AS INSTRUCTED IN THESE MATERIALS.

a21, INC.

7660 Centurion Parkway

Jacksonville, Florida 32256

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of a21, Inc. (the “Company,” “a21,” “we,” “us,” or “our”) for the Annual Meeting of Stockholders to be held at the offices of the Company, 7660 Centurion Parkway, Jacksonville, Florida 32256 on November 13, 2007, at 9:00 a.m. and for any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.  Any stockholder giving such a proxy has the power to revoke it at any time before it is voted by providing a revised proxy in the same manner as the proxy was initially provided or by sending a revocation letter or revised proxy to Thomas Costanza, a21, Inc., 7660 Centurion Parkway, Jacksonville, Florida 32256.

If you vote by Internet or by properly executing and returning a proxy, the shares represented thereby will be voted in accordance with the directions provided and otherwise in accordance with the judgment of the persons designated as proxies.  Any proxy on which no direction is specified will be voted for the election of the nominees set forth under the caption “Election of Directors”.

The approximate date on which this Proxy Statement and the accompanying form of proxy will first be mailed or given to the Company’s Stockholders is October 1, 2007.

Your vote is important.  Accordingly, you are urged to vote as soon as possible whether or not you plan to attend the meeting.  If you do attend, you may vote by ballot at the meeting and cancel any proxy previously given.  However, if a broker holds your shares in “street name”, you will be required to obtain a proxy from your broker to vote your shares at the annual meeting.

VOTING SECURITIES

Only holders of shares of common stock, $.001 par value per share (the “Shares”), of record at the close of business on September 20, 2007, are entitled to vote at the meeting.  On the record date, a21 had outstanding and entitled to vote 87,990,589 shares. For purposes of voting at the meeting, each Share is entitled to one vote upon all matters to be acted upon at the meeting.  A majority in interest of the outstanding Shares represented at the meeting in person or by proxy shall constitute a quorum. The affirmative vote of a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required for the election of our directors.  Any Shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the election of directors, except to the extent that the failure to vote for any individual may result in another individual’s receiving a larger proportion of votes.  Except for determining the presence or absence of a quorum for the transaction of business, broker non-votes are not counted for any purpose in determining whether a matter has been approved.

VOTING

In accordance with rules and regulations recently adopted by the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials to each stockholder of record, we may now furnish proxy materials to our stockholders on the Internet. If you received a Notice by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice also instructs you as to how you may submit your proxy on the Internet or over the telephone. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, including a proxy card, you should follow the instructions for requesting such materials included in the Notice.

If you are a stockholder of record, you may vote in person at the annual meeting. We will give you a ballot when you arrive. If you do not wish to vote in person or you will not be attending the annual meeting, you may vote by proxy. If you received a printed copy of these proxy materials by mail, you may vote by proxy using the enclosed proxy card, or vote by proxy on the Internet. If you received a Notice by mail, you may vote by proxy over the Internet. The procedures for voting by proxy are as follows:

•	To vote by proxy on the Internet, please go to http://www.transferonline.com/a21 to complete an electronic proxy card.
•
To vote by proxy using the enclosed proxy card (if you received a printed copy of these proxy materials by mail), complete, sign and date your proxy card and return it promptly in the envelope provided.

If you vote by proxy, your vote must be received by 11:59 p.m. Eastern Time on November 12, 2007, to be counted.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the record date, September 20, 2007, (i) each person known by a21 to be the beneficial owner of more than five percent of our common stock, (ii) each of a21’s current directors and nominees for director, (iii) each of a21’s current executive officers, and (iv) all of a21’s current directors and executive officers as a group. Except as noted, each person has sole voting and investment power with respect to the shares shown.

Name (and address if a 5% or greater stockholder) of Beneficial Owner	Amount of Beneficial Ownership (1)		Percentage of Class
John Z. Ferguson**	664,583	(2)	*
Thomas Costanza**	498,750	(3)	*
Bruce D. Slywka**	350,000		*
John O. Hallberg**	66,666		*
Albert H. Pleus**	7,256,334	(4)	7.95%
Laura B. Sachar** c/o StarVest Partners L.P. 750 Lexington Avenue New York, NY 10022	17,200,111	(5)	18.57%
Clonure Limited 12/13 Hill Street Douglas , IM99 1BW	4,479,721	(6)	5.09%
John L. Steffens c/o Spring Mountain Capital, LP 65 East 55th Street, 33rd Floor New York, NY 10022	4,826,692	(7)	5.35%
Jonathan Gallen Ahab Capital Management, Inc. 299 Park Avenue New York, NY 10171	23,626,923	(8)	25.94%
Luke A. Allen 711 Fifth Avenue New York, NY 10022	7,831,584	(9)	8.51%
Morgan Stanley & Co., Inc. 1585 Broadway New York, NY 10036	7,692,307	(10)	8.04%
StarVest Partners L.P. 750 Lexington Avenue New York, NY 10022	17,200,111	(11)	18.57%
All Directors and Executive Officers as a Group** (6 Persons)	26,036,444		27.05%
* - less than 1% ** - indicates a Director and/or Officer

(1)
Under the rules of the SEC, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days of the date from which beneficial ownership is calculated. Except as otherwise indicated the named entities or individuals have sole voting and investment power with respect to the shares of common stock beneficially owned.

(2)	Includes options to purchase 164,583 shares.

(3)	Includes options to purchase 223,750 shares.

(4)
Includes: options to purchase 2,630,514 shares; 886,338 shares held by Whitney Holdings, Inc. and 533,334 shares held by Whitney Holdings Group LLC, which are controlled by Mr. Pleus; 133,334 shares held by the Albert Pleus Family Trust of which Mr. Pleus is trustee; and warrants held by Whitney Holdings, Inc. to purchase 633,420 shares. Excludes 2,956,524 shares, warrants to purchase 3,368,100 shares, and 538,461 shares upon conversion of $350,000 in convertible notes held by LCA Capital Partners I, Inc., in which Mr. Pleus is a minority shareholder.

(5)
Includes 17,115,384 shares (which include 4,615,385 shares issuable upon the conversion of $3 million of convertible secured notes) beneficially owned by StarVest Partners, L.P. and 84,727 shares beneficially owned by StarVest Management Inc.  Deborah Farrington, Jeanne Sullivan and Laura Sachar possess voting and dispositive power over the shares beneficially owned by StarVest Partners, L.P. and StarVest Management Inc.

(6)	John Bohill and Cathal Sheehy jointly make all decisions with respect to Clonure Limited.

(7)	Includes 2,307,692 shares upon conversion of $1,500,000 in convertible notes held by Mr. Steffens

(8)
Consists of 8,008,000 shares held by Ahab Partners, L.P. 10,192,000 shares held by Ahab International Ltd. 1,320,000 shares held by Queequeg Ltd. 680,000 shares held by Queequeg Partners, L.P., 350,000 shares held in one or more private investment accounts (the “Accounts”), 1,692,308 shares upon the conversion of $1.1 million of convertible secured notes held by Ahab International Ltd., and 1,384,615 shares upon the conversion of $900,000 of convertible secured notes held by Ahab Partners, L.P.   Jonathan Gallen has the sole power to vote and direct the disposition of the shares held by Ahab Partners, L.P., Ahab International Ltd., Queequeg Partners, L.P. and Queequeg, Ltd. and the Accounts.

(9)
Includes options to purchase 140,000 shares of common stock, 3,785,023 shares and warrants to purchase 3,368,100 shares, and 538,461 shares upon conversion of $350,000 in convertible notes held by LCA Capital Partners I, Inc. which is controlled by Mr. Allen.

(10)
Thomas Doster has the sole voting and dispositive power over the shares held by Morgan Stanley & Co., Inc., which consists of 7,692,308 shares upon the conversion of $5.0 million of convertible secured notes held by Morgan Stanley & Co., Inc.

(11)
Deborah Farrington, Jeanne Sullivan and Laura Sachar possess voting and dispositive power over the shares held by StarVest Partners, L.P. which include 4,615,385 shares issuable upon the conversion of $3 million of convertible secured notes held by StarVest Partners, L.P., and 84,727 share beneficially owned by StarVest Management, Inc.

EXECUTIVE OFFICERS

The following sets forth the names and ages of our executive officers, their respective positions and offices, and their respective principal occupations or brief employment history.

Name	Age	Office
John Z. Ferguson	41	Chief Executive Officer, Director
Thomas Costanza	41	Chief Financial Officer
Bruce D. Slywka	38	Executive Vice President, Sales and Marketing

JOHN Z. FERGUSON has been our Chief Executive Officer and a director since October 2006. Mr. Ferguson was the Executive Vice President of Strategic Sales and Marketing for Inforte Corp. from June 2006 until October 2006. From February 1999 to October 2005, Mr. Ferguson was with Getty Images where he served in a number of capacities, most recently (from June 2003 to October 2005) as the Senior Vice President of Sales, Americas. From January 1996 to January 1999, Mr. Ferguson was the Director of Sales for Broderbund Software, Inc. Mr. Ferguson earned his Masters of Business Administration degree from DePaul University and his Bachelors degree in marketing from Michigan State University.

THOMAS COSTANZA has been our Chief Financial Officer since January 2006. Prior to that time and since November 2004, Mr. Costanza served as Vice President and Chief Financial Officer for AMCO Water Metering Systems, Inc., a member of Elster Group, a global market leader providing flow measurement devices. While with AMCO, he arranged and facilitated the sale of the business to a major European private equity firm. From May 2002 to November 2004, Mr. Costanza served as Corporate Controller for Lindsay Corporation, a leading NYSE global provider of mechanical irrigation systems. After passing the C.P.A. exam, he began his professional career with Ernst & Young LLP in 1990. Mr. Costanza earned his Bachelors degree in accounting from the Florida State University while obtaining the fifth-year C.P.A. required college credit.

BRUCE D. SLYWKA has been our Executive Vice President, Sales and Marketing since January 2007. From January 2005 to January 2007, he served as Vice President, Worldwide Sales at Knowledge Adventure, a leading educational software firm. Prior to that time and since November 1999, he was the Vice President, Sales, of a $240 million division of Vivendi Universal Games. Mr. Slywka earned a BS in Business Administration from San Diego State University.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the meeting, four (4) directors will be elected by the Stockholders to serve until the next Annual Meeting of Stockholders or until their successors are elected and shall qualify.  It is intended that the accompanying proxy will be voted for the election, as directors, of the four (4) persons named below, unless the proxy contains contrary instructions.  a21 has no reason to believe that any of the nominees will not be a candidate or will be unable to serve.  However, in the event that any of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy have advised that they will vote for the election of such person or persons as shall be designated by the directors.

The following sets forth the names and ages of the four nominees for election to the Board of Directors, their respective principal occupations or brief employment history and the period during which each has served as a director of the Company. Although Jonathan Gallen does not currently sit on the Board of Directors and is currently a director nominee, it is possible that the Company’s Board of Directors may choose to appoint him to the Board of Directors prior to the Annual Meeting to fill a vacancy.  His being appointed to the Board of Directors prior to the Annual Meeting will not affect the vote of the stockholders at the Annual Meeting.

Name	Age	Director Since
John Z. Ferguson	41	October 2006
John O. Hallberg	50	March 2007
Laura B. Sachar	44	August 2006
Jonathan Gallen	47	Director Nominee

JOHN Z. FERGUSON, see biographical information set forth above under “Executive Officers.”

JOHN O. HALLBERG has been a member of our Board since March 2007.  Mr. Hallberg has been the CEO of Children’s Cancer Research Fund, a 501(c)3 organization. Prior to joining CCRF and since 2001, Mr. Hallberg served as both a consultant and interim president to the Stationery Division of Diversified Graphics, Inc., a Minneapolis-based printing, fulfillment and stationery company, where he assisted in completing the recapitalization of the parent company and in completing a major acquisition which doubled the size of the stationery business. From 1998 to 2001, he held a senior executive role with Seattle-based Getty Images, helping them, among other things, to complete the acquisition and integration of two major competitors, as well as leading Getty’s Art.com division, a leading direct provider of online art products. Mr. Hallberg received his BA, magna cum laude, from Gustavus Adolphus College in St. Peter, Minnesota, and his MBA, with distinction, from The Wharton School at the University of Pennsylvania in Philadelphia.

LAURA B. SACHAR has been a member of our Board since August 2006. She is Co-Chairman and a Founder of StarVest Partners, L.P., a New York-based venture capital firm. She has been with StarVest since the inception of its management company in 1998. Ms. Sachar also sits on the board of directors of Newgistics, Inc. and MessageOne, Inc. She is a member of the Young President’s Organization. Ms. Sachar earned her BA from Barnard College, Columbia University in 1984 and her MBA from the Columbia School of Business in 1991.

JONATHAN GALLEN is a director nominee.  Mr. Gallen is the Managing Member of Pequod, LLC, the General Partner of Ahab Partners, L.P. (formerly Pequod Investments, L.P.), a domestic partnership founded in 1994 to manage fund investments. Mr. Gallen is also President of Ahab Capital Management, Inc, the Investment Adviser to Ahab International, Ltd. (formerly Pequod International Ltd.), an offshore fund founded in 1997. Previously, he practiced law at Pircher, Nichols, & Meeks (Los Angeles), a law firm specializing in real estate. Mr. Gallen is the President of Gallen Sports Productions, Inc. founded in 1990. Mr. Gallen received an M.S. in Real Estate from New York University in 1990, a J.D. from the University of California, Berkeley in 1986 and a B.A. cum laude from Princeton University in 1982. He was admitted to the bar of the State of California in 1986.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE ABOVE NOMINEES.

Albert H. Pleus currently sits on our Board of Directors but has decided not to stand for re-election at our Annual Meeting.  His biographical information appears below:

ALBERT H. PLEUS is currently a director and an executive advisor to the Company.  He was our Chairman since our inception and Chief Executive Officer since May 2004 until October 2006 when he became an advisor to the Company. Mr. Pleus was our Principal Financial Officer from August 2001 to May 2004. Mr. Pleus started his career at Morgan Stanley, and over the last 10 years has focused on investment banking as well as in principal investment roles. From 1996 to 1999, Mr. Pleus was a Managing Director at Convergence Capital, Inc., an investment banking boutique focused on cross border mergers, acquisitions and financings. From 1999 to present, Mr. Pleus has been President of Whitney Holdings, Inc., which provides financial, strategic consulting, and advisory services to developing businesses. Whitney is also one of our stockholders. Mr. Pleus earned his SB and SM degrees from MIT and holds an MBA degree from Stanford University.

THE BOARD OF DIRECTORS

Director Compensation

On October 6, 2006, we issued current and former non-employee directors 219,000 restricted shares of a21’s common stock for services rendered during the preceding twelve months. Also on October 6, 2006, a21 adopted a compensation plan for its current non-employee directors for the next twelve months. Each non-employee member of the Board of Directors except Mr. Albers received, as of October 9, 2006, 72,727 restricted shares of a21’s common stock. Mr. Albers received, as of October 9, 2006, 57,727 restricted shares of a21’s common stock. The shares of restricted stock vest one year from the date of grant, provided, however, that if a member of the Board of Directors is asked to resign from the Board of Directors not for cause, such shares of restricted stock will vest on the date that such director resigns. In addition, each non-employee director will be paid $5,000 per quarter for each of the next four quarters, beginning with the fourth quarter of 2006.

The following table sets forth the compensation awarded to our directors during 2006:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Stock/Option Award Terms	Option Awards ($)	Total ($)
A D Albers (a)(b)(c)	$5,000	$17,487	(1)	$26,502	$48,989
Luke A. Allen (a)	---	17,640	(2)	---	17,640
Vincent C. Butta (a)	---	12,600	(3)	---	12,600
Laura B. Sachar (a)(b)	5,000	7,451	(4)	---	12,451
C. Donald Wiggins (a)(b)(d)	$5,000	$21,731	(5)	---	$26,731

(a)	For service through September 28, 2006

(b)	Elected for new term at the September 28, 2006, Annual Shareholders meeting

(c)	Resigned from our Board of Directors effective March 30, 2007

(d)	Resigned from our Board of Directors effective May 31, 2007

1.
On October 6, 2006, Mr. Albers was granted 8,000 restricted shares of our common stock vested 100% at grant date.  On October 9, 2006, Mr. Albers was granted 57,727 restricted shares of our common stock vesting 100% on the one year anniversary of the grant date. Mr. Albers had 57,727 stock awards and no option awards outstanding at December 31, 2006.

2.	On October 6, 2006, Mr. Allen was granted 63,000 restricted shares of our common stock vested 100% at grant date. Mr. Allen had no stock awards and no option awards outstanding at December 31, 2006.

3.	On October 6, 2006, Mr. Butta was granted 45,000 restricted shares of our common stock vested 100% at grant date. Mr. Butta had no stock awards and no option awards outstanding at December 31, 2006.

4.
On October 6, 2006, Ms. Sachar was granted 12,000 restricted shares of our common stock vested 100% at grant date.  On October 9, 2006, Ms. Sachar was granted 72,727 restricted shares of our common stock vesting 100% on the one year anniversary of the grant date. Ms. Sachar had 72,727 stock awards and no option awards outstanding at December 31, 2006.

5.
On October 6, 2006, Mr. Wiggins was granted 63,000 restricted shares of our common stock vested 100% at grant date.  On October 9, 2006, Mr. Wiggins was granted 72,727 restricted shares of our common stock vesting 100% on the one year anniversary of the grant date. Mr. Wiggins had 72,727 stock awards and no option awards outstanding at December 31, 2006.

Meetings of the Board

The Board of Directors met 11 times during 2006.  Each director is expected to attend meetings of our Board of Directors and meetings of committees of our Board of Directors of which he or she is a member, and to spend the time necessary to properly discharge his or her respective duties and responsibilities. During 2006, each incumbent director attended at least 75% of the total number of meetings of our Board of Directors and meetings of committees of our Board of Directors of which he was a member. While Board members’ are encouraged to attend, we do not have an official policy with regard to Board members’ attendance at annual meetings of stockholders.

Director Independence

The following members of our Board of Directors meet the independence requirements and standards currently established by the NASDAQ Marketplace Rules: John O. Hallberg and Laura B. Sachar.

Board Committees

The Board of Directors has a Compensation Committee, a Nominating Committee and an Audit Committee.

Compensation Committee.  The Compensation Committee makes recommendations to the Board of Directors concerning salaries and incentive compensation for our officers, including our Chief Executive Officer and employees, and administers our stock option plans. The Compensation Committee consists of two directors, Laura B. Sachar and John O. Hallberg, each of whom meets the independence requirements and standards currently established by the Nasdaq Marketplace Rules.  During 2006, the Compensation Committee met four times.  The Compensation Committee operates under a written charter, a copy of which is included as Appendix A to this proxy statement. The Compensation Committee’s responsibilities include making recommendations to the Board of Directors about compensation (both cash and equity) for senior management and the Board of Directors.  The Compensation Committee has not been given the authority to delegate its responsibilities with respect to director and officer compensation.  The Compensation Committee obtains recommendations from its Chief Executive Officer with respect to the compensation of senior management other than the Chief Executive Officer and obtains compensation data from various sources when determining what recommendations to make to the Board of Directors.  However, it has not paid compensation consultants to provide recommendations for compensation.

Nominating Committee.  The purpose of the Nominating Committee is to assist the Board of Directors in identifying qualified individuals to become board members and in determining the composition of the Board of Directors.  The Nominating Committee consists of four directors, Laura B. Sachar, John O. Hallberg, John Ferguson and Albert Pleus.  Both Laura B. Sachar and John O. Hallberg meet the independence requirements and standards currently established by the Nasdaq Marketplace Rules.  During 2006, the Nominating Committee met six times.  The Nominating Committee operates under a written charter, a copy of which was included as Appendix A to a21’s proxy statement for its Annual Meeting held in 2006.  Although it has not done so in the past, the Nominating Committee may retain search firms to assist in identifying suitable director candidates.

The Nominating Committee will consider director candidates recommended by security holders. Potential nominees to the Board of Directors are required to have such experience in business, financial, corporate governance matters as would make such nominee an asset to the Board of Directors and may, under certain circumstances, be required to be “independent”.  In addition, a nominee should have strong communication skills and a reputation for integrity (a more detailed list of the criteria are included in Nominating Committee charter).  Security holders wishing to submit the name of a person as a potential nominee to the Board of Directors must send the name, address, and a brief biographical description of such potential nominee to the Nominating Committee, along with a consent of the nominee and contact information at the following address: Nominating Committee of the Board of Directors, c/o a21, Inc., 7660 Centurion Parkway, Jacksonville, Florida 32256. Potential director nominees will be evaluated by personal interview, such interview to be conducted by one or more members of the Nominating Committee, and/or any other method the Nominating Committee deems appropriate, which may, but need not, include a questionnaire, review of references and/or a background check.  The Nominating Committee may solicit or receive information concerning potential nominees from any source it deems appropriate.  The Nominating Committee need not engage in an evaluation process unless (i) there is a vacancy on the Board of Directors, (ii) a director is not standing for re-election, or (iii) the Nominating Committee does not intend to recommend the nomination of a sitting director for re-election.  A potential director nominee recommended by a security holder will not be evaluated any differently than any other potential nominee.

Audit Committee. The Audit Committee (which is formed in compliance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934) consists of two directors Laura B. Sachar and John O. Hallberg, each of whom meets the independence requirements and standards currently established by the Nasdaq Marketplace Rules.  Neither of the current members of the Audit Committee qualifies as an “audit committee financial expert” as defined under the relevant rules of the SEC and the NASDAQ Marketplace Rules.  Don Wiggins, who had been our “audit committee financial expert,” resigned from our Board of Directors effective May 31, 2007.  The Audit Committee assists the Board by overseeing the performance of the independent auditors and the quality and integrity of a21’s internal accounting, auditing and financial reporting practices.  The Audit Committee is responsible for retaining and, as necessary, terminating, the independent auditors, annually reviews the qualifications, performance and independence of the independent auditors and the audit plan, fees and audit results, and pre-approves audit and non-audit services to be performed by the auditors and related fees. The Audit Committee operates under a written charter, a copy of which was included as Appendix B to a21’s proxy statement for its Annual Meeting held in 2006.  During 2006, the Audit Committee met nine times.

The Audit Committee oversees the Company’s financial control and reporting processes on behalf of the Board of Directors.  Management is responsible for the financial reporting process including the systems of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles in the United States.  The independent auditors are responsible for planning and performing an audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States.  The independent auditor is responsible for expressing an opinion on those financial statements based on their audit.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements in the Annual Report on Form 10-KSB for the year ended December 31, 2006, with management and the independent auditors, including a discussion of the adoption of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements and those matters required to be discussed under SAS 61, as amended by SAS 90.  In addition, the Audit Committee has received the written disclosures and letter from the independent auditors as required by Independence Standards Board No. 1, and has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board No.1.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.

The current members of the Audit Committee are John O. Hallberg and Laura B. Sachar.

Communications with the Board of Directors

The Board of Directors maintains a process for stockholders to communicate with the Board. Stockholders wishing to communicate with the Board or any individual director must mail a communication addressed to the Board or the individual director to the Board of Directors, c/o a21, Inc., 7660 Centurion Parkway, Jacksonville, Florida 32256. Any such communication must state the number of shares of common stock beneficially owned by the stockholder making the communication. All of such communications will be forwarded to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is clearly of a marketing nature or is unduly hostile, threatening, illegal, or similarly inappropriate, in which case the Company has the authority to discard the communication or take appropriate legal action regarding the communication.

CODE OF ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our Chief Executive Officer and Chief Financial Officer.  The Code was filed as an exhibit to our Amended Annual Report on Form 10-KSB/A for the year ended December 31, 2004.  A written copy of the Code will be provided upon request at no charge by writing to our Chief Financial Officer, a21, Inc., 7660 Centurion Parkway, Jacksonville, Florida 32256.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth the aggregate compensation awarded to, earned by, or paid to each person who served as our Principal Executive Officer during 2006, our two other most highly compensated executive officers whose annual compensation exceeded $100,000 for 2006 and who were our executive officers as of fiscal year end, and two of our former executive officers who would have been required to be included in the below table by the SEC, but for the fact that they were not an executive officer at year-end:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($)	Option Awards (a) ($)	All Other Compensation ($)	Total ($)
John Z. Ferguson	2006	$46,875	$59,615	$9,375	$5,694		$121,559
Chief Executive
Officer (b)
Albert H. Pleus	2006	$115,692	$50,000	$23,291	$220,010	$150,000	$558,993
Former Chairman/
Chief Executive Officer(c) (d), (e)
Philip N. Garfinkle	2006	$104,808	$77,846	$31,947	$140,688		$355,289
Former Executive Chairman (f)
Thomas V. Butta	2006	$65,385	n/a	$36,000	$126,411	$52,083	$279,879
Former Vice Chairman and President (e) (g)
Haim Ariav	2006	$58,692	n/a	$7,500	$107,242	$65,000	$238,434
Former Chief
Creative Officer (e) (h)
Thomas Costanza	2006	$118,437	$35,000	$5,156	$33,445	$13,800	$205,838
Chief Financial Officer (i)

(a)	See Note B [22] of the Notes to our Consolidated Financial Statements contained in our 2006 Form 10-KSB for the assumptions utilized in computing share-based compensation.

(b)
The Company entered into an employment agreement with John Z. Ferguson, its Chief Executive Officer, on September 28, 2006, effective as of October 9, 2006. The agreement continues for a term of 36 months unless earlier terminated as described in the agreement. Pursuant to the agreement, he is entitled to receive an annual base salary of $250,000, a signing bonus of $25,000 and an annual bonus as described in the agreement. He was granted options to purchase 500,000 shares of our common stock at a purchase price of $0.275 per share and 500,000 restricted shares of our common stock. Options to purchase 62,500 shares and 62,500 restricted shares will vest on the six month anniversary date of the effective date of Mr. Ferguson’s employment agreement and the remainder of the options and restricted stock will vest in thirty equal monthly installments on the first day of each month thereafter such that all of such options and restricted stock will be vested by the thirty-six month anniversary date of the employment agreement. The options expire on October 9, 2011. The employment agreement also (1) provides that all unvested options and restricted shares vest immediately upon a change in control or in the event that we and Mr. Ferguson, negotiating in good faith, are unable to reach an agreement, by no later than the three year anniversary of his employment agreement, regarding the continuation of his employment by us and his employment agreement is not earlier terminated and (2) includes a confidentiality covenant, a non-competition covenant and contains a prohibition on the solicitation of our employees, suppliers, vendors and customers.  Mr. Ferguson was also appointed to a21's Board of Directors, effective October 9, 2006.

(c)
On October 9, 2006, we entered into an advisory agreement with Mr. Pleus, pursuant to which Mr. Pleus resigned his position as our Chief Executive Officer and all other positions he had with us or any of our subsidiaries, except that he did not resign from his position as our director. Pursuant to this agreement, Mr. Pleus’ prior employment agreement with us was terminated. Mr. Pleus will receive $150,000 for his advisory services to us. In addition, unvested options to purchase 525,000 shares of a21’s common stock were deemed vested and unvested options to purchase 325,000 shares of a21’s common stock were cancelled, resulting in Mr. Pleus owning vested options to purchase an aggregate of approximately 2,625,000 shares, including 600,000 previously vested from a 2005 grant, and approximately 1,500,000 previously vested from a 2004 grant. The exercise period of all vested options was amended to January 31, 2008 and he was granted the right to exercise all vested options on a cashless basis. The advisory agreement has a term of twelve months, however due to the nature of its terms, the cash to be paid for services, and the estimated incremental fair value resulting from the modifications to the stock options was recorded as consulting expense during 2006.

(d)
Prior to the termination of his employment agreement with us, on July 20, 2006, our Board of Directors increased the base salary of Mr. Pleus, our then Chairman and Chief Executive Officer to $175,000 per year. He was also granted an option to purchase 650,000 shares of our common stock at a purchase price of $0.65 per share. Those options were accounted for under the fair value method under SFAS 123R with a charge to the consolidated statement of operations. The strike price of such options was above the market trading value at the time of the grant. The options are exercisable as to 25% of the total shares represented thereby on each of October 31, 2006, April 30, 2007, October 31, 2007, and April 30, 2008. As noted above, subsequently 325,000 of these options vested on October 9, 2006 and the expiration date was extended to January 31, 2008; the remaining 325,000 of these options were cancelled.

For 2006, includes options pursuant to which Mr. Pleus was entitled to purchase 800,000 shares of our common stock at a purchase price of $0.30 per share. The pricing of such options was above the market trading value at the time of the grant in 2005, although the options were not considered granted for GAAP purposes until our 2005 Stock Plan was approved by the stockholders on February 9, 2006, when the traded market price of our common stock was $0.37. The options were exercisable as to 25% of the shares of the common stock on each of August 31, 2005, February 28, 2006, August 31, 2006 and February 28, 2007. As noted above, vesting was accelerated for 200,000 shares of these options effective October 9, 2006 and the expiration date was extended to January 31, 2008.In addition, Mr. Pleus was issued 960,000 shares of restricted common stock of which 800,000 shares are vested at December 31, 2005 and the balance of which vest in two equal parts for the two consecutive months thereafter beginning on January 1, 2006. The restricted shares and options granted vest immediately upon a change in control as defined.

(e)	We no longer employ Mr. Pleus, Mr. Butta, or Mr. Ariav. Mr. Pleus currently serves as an executive adviser to and a director of the Company.

(f)
We entered into an employment agreement with Philip N. Garfinkle, pursuant to which he was appointed our Executive Chairman, effective October 9, 2006. At the same time, Mr. Garfinkle resigned his position as a21’s interim President and Chief Operating Officer. This agreement supersedes in its entirety Mr. Garfinkle’s previous employment agreement with us dated June 27, 2006. Pursuant to the agreement, he was entitled to receive an annual base salary of $165,000, a signing bonus of $25,000 and an annual bonus as described in the agreement. He was granted options to purchase 500,000 shares of our common stock at a purchase price of $0.275 per share and 500,000 restricted shares of our common stock. Options to purchase 214,280 shares and 214,280 restricted shares will vest on the six month anniversary of the effective date of Mr. Garfinkle’s employment agreement and the remainder of the options and restricted stock will vest in monthly installments on the first day of each month thereafter such that all of such options and restricted stock will be vested by December 31, 2007, the termination date of the employment agreement. The options expire on October 9, 2011. The fair value of these options of approximately $103,000 is being accounted for as compensation expense under SFAS 123R over the vesting period. The employment agreement also (1) provides that all unvested options and restricted shares vest immediately upon a change in control and (2) includes a confidentiality covenant, a non-competition covenant and contains a prohibition on the solicitation of the employees, suppliers, vendors and customers.

On August 8, 2007, we entered into a separation agreement with Mr. Garfinkle, pursuant to which Mr. Garfinkle resigned his position as our Executive Chairman and as our director and all other positions he had with us or any of our subsidiaries. Pursuant to this agreement, Mr. Garfinkle’s prior employment agreement with us was terminated. Mr. Garfinkle will receive an amount equal to seven (7) month’s salary, an aggregate amount of $96,250, paid in installments over such seven (7) month period. He shall also receive a bonus pursuant to the terms of his prior employment agreement in the amount of $37,125.  All of Mr. Garfinkle’s vested stock options may be exercised after the effective date of the separation agreement in accordance with the terms of his prior employment agreement.  After the option expiration date, all of his unexercised options shall be cancelled.  In addition, all of Mr. Garfinkle’s unvested shares of restricted common stock will continue to vest over the time periods specified in his prior employment agreement.

(g)
Pursuant to a termination agreement dated June 29, 2006, Mr. Butta is no longer employed by us.  He was paid severance of approximately $53,000. In addition, we accelerated the vesting of 100,000 of his unvested stock options. We also agreed that all of his vested and unexercised stock options could be exercised on a cashless basis. Pursuant to the agreement he may not sell any shares of a21’s common stock until June 19, 2007, except that he may sell up to 350,000 shares in a private transaction with a third party. The resignation from our Board of Directors did not result from a disagreement with the Company on any matter relating to our operations, policies, or practices.

For 2006, includes an option pursuant to which Mr. Butta was entitled to purchase 800,000 shares of our common stock at a purchase price of $0.30 per share. The pricing of such options was above the market trading value at the time of the grant in 2005, although the options were not considered granted for GAAP purposes until our 2005 Stock Plan was approved by the stockholders on February 9, 2006, when the traded market price of our common stock was $0.37. The options were exercisable as to 25% of the shares of the common stock on each of August 31, 2005, February 28, 2006, August 31, 2006 and February 28, 2007. As noted above, vesting was accelerated for 100,000 shares of these options effective June 29, 2006. In addition, Mr. Butta was issued 1,200,000 shares of restricted common stock, which vest in equal amounts on each of June 30, 2005, September 30, 2005, December 31, 2005 and March 31, 2006. The restricted shares and options granted vest immediately upon a change in control as defined.

(h)
Pursuant to a termination agreement dated June 12, 2006, Mr. Ariav is no longer employed by us. He is being paid severance of $120,000. In addition, we accelerated the vesting of 62,500 of his unvested shares of restricted stock and 100,000 of his unvested stock options. We agreed that he may exercise all of his vested stock options until the earlier of (i) the date such vested stock options would otherwise have expired by their terms, or (ii) May 25, 2007. In addition, he acknowledged and agreed that all right, title and interest in and to the approximately 1,205 images he photographed while an employee of SuperStock are the sole and exclusive property of SuperStock. The resignation from our Board of Directors did not result from a disagreement with the Company on any matter relating to our operations, policies, or practices.

For 2006, includes an option pursuant to which Mr. Ariav was entitled to purchase 400,000 shares of our common stock at a purchase price of $0.30 per share.  The pricing of such options was above the market trading value at the time of the grant in 2005, although the options were not considered granted for GAAP purposes until our 2005 Stock Plan was approved by the stockholders on February 9, 2006, when the traded market price of our common stock was $0.37. The options were exercisable as to 25% of the shares of the common stock on each of August 31, 2005, February 28, 2006, August 31, 2006 and February 28, 2007. As noted above, vesting was accelerated for 100,000 shares of these options and the expiration date was extended to May 25, 2007. In addition, Mr. Ariav was issued 250,000 shares of restricted common stock, which vest in four equal amounts on each of August 31, 2005, February 28, 2006, August 31, 2006 and February 28, 2007. As noted above, vesting was accelerated for 62,500 of these restricted shares and the expiration date was extended to May 25, 2007. The restricted shares and options granted vest immediately upon a change in control as defined.

(i)
We entered into an employment agreement with Thomas Costanza, our Chief Financial Officer, dated as of January 3, 2006. The agreement continues for a term of 36 months unless earlier terminated in accordance with its terms. Pursuant to the agreement, Mr. Costanza is entitled to receive an annual base salary of $114,000, subject to increases as shall be determined by the Chief Executive Officers of a21 and SuperStock. Pursuant to the agreement, Mr. Costanza was granted an option to purchase 165,000 shares of our common stock at a purchase price of $0.34 per share. The options are exercisable as to 25% of the total shares represented thereby on each of June 30, 2006, December 31, 2006, June 30, 2007, and December 31, 2007. The employment agreement also (1) provides that the stock options granted shall vest immediately upon a change in control, as defined, and (2) includes a confidentiality covenant, a non-competition covenant and contains a prohibition on the solicitation of the employees, suppliers, vendors and customers of a21 and SuperStock. On July 20, 2006, and effective as of July 1, 2006, Mr. Costanza was granted an annual base salary increase to $135,000. Also on July 20, 2006, Mr. Costanza was granted options to purchase 200,000 shares of our common stock at a purchase price of $0.65 per share.  The options are exercisable as to 25% of the total shares represented thereby on each of January 20, 2007, July 20, 2007, January 20, 2008, and July 20, 2008.  On October 26, 2006, Mr. Costanza was granted 275,000 restricted shares of our common stock. 45,833 restricted shares will vest on the six month anniversary date of the grant date and the remainder of the restricted stock will vest in thirty equal monthly installments on the first day of each month thereafter.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information on stock option awards and stock awards made to the named executives and outstanding at December 31, 2006.

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Excercisable	Number of Securities Underlying Unexercised Options (#) Unexcercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)
John Z. Ferguson (a)	---	500,000	---	$0.275	October 2011	500,000	$135,000
Albert H. Pleus (b)	325,000	---	---	$0.65	January 2008	72,727	$19,636
Albert H. Pleus	800,000	---	---	$0.30	January 2008
Albert H. Pleus	1,505,514	---	---	$0.30	January 2008
Philip N. Garfinkle (c)	---	500,000	---	$0.275	October 2011	500,000	$135,000
Philip N. Garfinkle	400,000	---	---	$0.46	June 2011
Philip N. Garfinkle	140,000	---	---	$0.30	April 2010
Haim Ariav	300,000	---	---	$0.30	May 2007
Haim Ariav	577,941	---	---	$0.30	May 2007
Haim Ariav	160,000	---	---	$0.50	May 2007
Haim Ariav	120,000	---	---	$1.00	May 2007
Haim Ariav	120,000	---	---	$1.50	May 2007
Haim Ariav	310,000	---	---	$0.25	May 2007
Tom Costanza (d)	82,500	82,500	---	$0.34	January 2011
Tom Costanza (d)	---	200,000	---	$0.65	July 2011	275,000	$74,250

(a) The Company entered into an employment agreement with John Z. Ferguson, its Chief Executive Officer, on September 28, 2006, effective as of October 9, 2006. Pursuant to the agreement, he was granted options to purchase 500,000 shares of our common stock at a purchase price of $0.275 per share and 500,000 restricted shares of our common stock. Options to purchase 62,500 shares and 62,500 restricted shares will vest on the six month anniversary date of the effective date of Mr. Ferguson’s employment agreement and the remainder of the options and restricted stock will vest in thirty equal monthly installments on the first day of each month thereafter such that all of such options and restricted stock will be vested by the thirty-six month anniversary date of the employment agreement.

(b) As of October 9, 2006, 72,727 restricted shares of a21’s common stock were issued to Albert H. Pleus as a director of a21. The shares of restricted stock vest one year from the date of grant.

(c) The Company entered into an employment agreement with Philip N. Garfinkle, pursuant to which he was appointed our Executive Chairman, effective October 9, 2006.  Pursuant to the agreement, he was granted options to purchase 500,000 shares of our common stock at a purchase price of $0.275 per share and 500,000 restricted shares of our common stock. Options to purchase 214,280 shares and 214,280 restricted shares will vest on the six month anniversary of the effective date of Mr. Garfinkle’s employment agreement and the remainder of the options and restricted stock will vest in monthly installments on the first day of each month thereafter such that all of such options and restricted stock will be vested by December 31, 2007, the termination date of the employment agreement.

(d) The Company entered into an employment agreement with Thomas Costanza, our Chief Financial Officer, dated as of January 3, 2006. Pursuant to the agreement, Mr. Costanza was granted an option to purchase 165,000 shares of our common stock at a purchase price of $0.34 per share. The options are exercisable as to 25% of the total shares represented thereby on each of June 30, 2006, December 31, 2006, June 30, 2007, and December 31, 2007. On July 20, 2006, Mr. Costanza was granted options to purchase 200,000 shares of our common stock at a purchase price of $0.65 per share.  The options are exercisable as to 25% of the total shares represented thereby on each of December 31, 2006, June 30, 2007, December 31, 2007 and June 30, 2008.  On October 26, 2006, Mr. Costanza was granted 275,000 restricted shares of our common stock. 45,833 restricted shares will vest on the six month anniversary date of the grant date and the remainder of the restricted stock will vest in thirty equal monthly installments on the first day of each month thereafter.

Below is a summary of options outstanding and options available for future issuance at December 31, 2006, not taking into account the shares that would be available for grant under the Plan:
Plan Category	Number of Securities to be Issued Upon Exercise of Options, Warrants & Rights Weighted Outstanding	Average Exercise Price	Number of Shares Available for Future Issuance

Equity compensation plans
approved by security holders (1)
2002 Stock Option Plan	1,256,500	$0.25	496,264
2005 Stock Option Plan	5,180,200	$0.37	182,363

Equity compensation plans not
approved by security holders (2)	2,537,622	$0.40	---

(1) The formula used to calculate the 496,264 shares available for future issuance is the total 3,000,000 shares authorized for issuance under the our 2002 Stock Option Plan less options granted under the 2002 Stock Option Plan, not including those assumed in connection with business combinations, plus options that have lapsed, less 1,168,736 shares granted to our consultants, employees, officers, and directors, less 78,500 options exercised. The formula used to calculate the 182,363 shares available for future issuance is the total 6,000,000 shares authorized for issuance under the our 2005 Stock Option Plan less options granted under the 2005 Stock Option Plan, not including those assumed in connection with business combinations, plus options that have lapsed, less 5,180,200 shares granted to our employees, officers, and directors, less 637,437 options exercised.

(2) Represents options to purchase shares remaining under grants made outside of our 2002 Stock Option Plan and 2005 Stock Option Plan from 2000 through 2005 to employees, directors and officers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Such executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms filed by such reporting persons.  Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with during 2006, except that: Jonathan Gallen filed a late Form 4 reporting the acquisition of notes convertible into a21 common stock by entities controlled by him; and Starvest Partners, L.P., Deborah Farrington, Laura Sachar and Jeanne Sullivan each filed a late Form 4 relating the acquisition of notes convertible into a21 common stock by Starvest Partners L.P.

TRANSACTIONS WITH RELATED PARTIES

During April 2006, we entered into a securities purchase agreement with certain purchasers and Queequeg Partners, L.P., as agent, whereby we issued $15.5 million of 5% Senior Secured Convertible Notes. We received net proceeds of $11.7 million in cash, after the repayment of certain outstanding debt of $3.3 million, exchange of notes totaling $215,000 to retire warrants to purchase 637,500 shares of a21’s common stock, repayment of total interest due of $216,000, and the payment of a finder’s fee of $100,000. Queequeg Partners L.P. and Queequeg, Ltd. (each of which is an affiliate of each of Ahab Partners, L.P., and Ahab International, Ltd., which collectively held more than 10% of a21’s common stock prior to April 27, 2006), and StarVest Partners, LP, which was a 10% beneficial owner of a21’s common stock prior to April 27, 2006, purchased a portion of the Notes sold in this transaction. As part of this transaction, we released $690,000 of certificate of deposits, which had been pledged by Ahab to secure the letter of credit issued by SuperStock in connection with its capital lease for our facility in Jacksonville, Florida and replaced the deposit with new certificate of deposits from the net proceeds of the financing.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed BDO Seidman, LLP (“BDO”) as the independent registered public accounting firm to audit the financial statements of the Company.  BDO was engaged as the Company’s principal independent registered public accounting firm effective August 23, 2005.

A representative of BDO is expected to be present at the annual meeting, with the opportunity to make a statement, if he or she desires to do so, and is expected to be available to respond to appropriate questions.

Fees of Independent Registered Public Accounting Firm

AUDIT FEES

The aggregate fees billed by BDO Seidman, LLP for the audit of our annual consolidated financial statements for the fiscal year ended December 31, 2006, was approximately $555,000; this includes amounts for an interim reviews of the Forms 10-QSB, review of Form SB-2, and the audit of the consolidated financial statements for 2006. Approximately 40% of the total hours spent on audit services for the Company for the year ended December 31, 2006, were spent by The Griggs Group P.A., members of the BDO alliance network of firms. Such members are not full time, permanent employees of BDO.

The aggregate fees billed by BDO Seidman, LLP for the audit of our annual consolidated financial statements for the fiscal year ended December 31, 2005, was approximately $210,000; this includes amounts for an interim review of Form 10-QSB, review of SEC correspondence, review of Form SB-2 draft, and the audit of the consolidated financial statements for 2005. Approximately 60% of the total hours spent on audit services for the Company for the year ended December 31, 2005, were spent by The Griggs Group, P.A..

AUDIT RELATED FEES

BDO Seidman LLP or the Griggs Group LLP did not perform any audit related services during the fiscal years ended December 31, 2006 and 2005.

TAX FEES

No fees for tax return preparation were paid to BDO Seidman LLP and the Griggs Group LLP for the years ending December 31, 2006 and 2005.

ALL OTHER FEES

There were no other fees paid to BDO Seidman LLP and the Griggs Group LLP for the years ended December 31, 2006 and 2005.

PRE-APPROVAL OF SERVICES

The Audit Committee pre-approves all services, including both audit and non-audit services, provided by our independent registered accountants. For audit services, each year the independent registered accounting firm provides the Audit Committee with an engagement letter outlining the scope of the assurance services proposed to be performed during the year, which must be formally accepted by the Committee before assurance services commences. The independent registered accounting firm also submits an assurance services fee proposal, which also must be approved by the Committee before the assurance services commences.

GENERAL

Management does not know of any matters other than those stated in this Proxy Statement that are to be presented for action at the meeting.  If any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies.  Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

a21 will bear the cost of preparing, printing, assembling and mailing the proxy, Proxy Statement and other material which may be sent to Stockholders in connection with this solicitation. It is contemplated that brokerage houses will forward the proxy materials to beneficial owners at our request.  In addition to the solicitation of proxies by use of the mails, officers and regular employees of a21 may solicit proxies without additional compensation, by telephone or telegraph.  We may reimburse brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals and obtaining their proxies.

a21 will provide without charge to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of our Annual Report on Form 10-KSB and any amendment thereto for the year ended December 31, 2006 (as filed with the Securities and Exchange Commission) including the financial statements thereto.  All such requests should be directed to Thomas Costanza, 7660 Centurion Parkway, Jacksonville, Florida 32256.

WHERE YOU CAN FIND MORE INFORMATION

a21 files annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. a21’s SEC filings made electronically through the SEC’s EDGAR system are available to the public at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F Street, NE, Room 1580, Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference room.

STOCKHOLDER PROPOSALS

The Annual Meeting of Stockholders for the fiscal year ending December 31, 2007, is expected to be held in May 2008.  Any stockholder proposal intended to be included in the Company’s proxy statement and form of proxy for presentation at the 2008 Annual Meeting of Stockholders (the “2008 Meeting”) pursuant to Rule 14a-8 (“Rule 14a-8”), as promulgated under the Securities Exchange Act of 1934, must be received by the Company not later than April 16, 2008.  As to any proposals submitted for presentation at the 2008 Meeting outside the processes of Rule 14a-8, the proxies named in the form of proxy for the 2008 Meeting will be entitled to exercise discretionary authority on that proposal unless the Company receives notice of the matter on or before July 2, 2008.

By Order of the Board of Directors,
/s/ John Z. Ferguson
John Z. Ferguson Chief Executive Officer, Director

Dated: October 1, 2007

Appendix A

a21, INC.

Board of Directors

Compensation Committee Charter

I.  Mission of the Committee

The compensation committee (the "Committee") of the board of directors (the “Board”) of a21, Inc. (the "Company") assists the Board in fulfilling certain of its responsibilities to relevant constituencies, including the Company’s stockholders.  The Committee is responsible for reviewing management’s recommendation on compensation and employee benefit plans, and performs such other duties as set forth in this charter and as required under applicable laws, rules and regulations governing the responsibilities of compensation committees.  The Committee has all of the power and authority of the Board within the scope of this Charter and subject to the ultimate power and authority of the Board over the Committee.  The Committee maintains free and open communication among the Board, the Company's Chief Financial Officer and the management of the Company.

II.  Organization of the Committee

A.
The Committee shall consist of such number of members as the Board shall determine from time to time, but in no event less than three members. The Board shall designate one member of the Committee to be the Chairperson.  Each member of the Committee must, notwithstanding anything in the Company’s by-laws to the contrary, be a member of the Board, and must be independent. In order for a member to be independent, he or she (i) may not be an officer or employee of the Company or its subsidiaries, (ii) must be free of any relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, (iii) other than in his or her capacity as a member of the Committee, the Board, or any other Board committee, (a) does not accept directly or indirectly (within the meaning of Rule 10A-3(8) of the Securities and Exchange Act of 1934, as amended (the “Act”)) any consulting, advisory or other compensatory fee from the Company or any subsidiary of the Company[1], and (b) is not an affiliate of the Company or any parent or subsidiary of the Company, (iv) must not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and (v) is not otherwise excluded from being considered independent under applicable laws, rules and regulations defining independence as they currently exist and as they may be amended from time to time.

B.
If the Company fails to comply with the Committee composition requirements under applicable Securities and Exchange Commission (the “SEC”) and Nasdaq rules and regulations, the Company shall have an opportunity to cure such defect as provided under such applicable rules and regulations.

C.	The Corporate Secretary, any Assistant Secretary or a delegate shall record and keep minutes of all Committee meetings.

D.
A majority of the members of the Committee shall constitute a quorum for the transaction of business.  The act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Committee.

A-1

III.  Duties and Responsibilities of the Committee

In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible in order to best react to changing conditions. In carrying out its responsibilities, the Committee shall:

A.
review management’s recommendations on compensation and employee benefits and report to the Board as to such matters; and shall also administer such benefit plans, as the Board shall determine are to be administered by the Committee.  Additionally, the Committee shall recommend, approve or ratify officer appointments, employee contract renewals, officer terminations, promotions and salary increases, as appropriate;

B.
be responsible for evaluating and reviewing all matters with respect to Board compensation.  With respect to the above, the Committee shall be responsible for making recommendations to the Board as to the criteria for, and evaluation of, the performance of the chief executive officer of the Company.  In addition, the Committee shall review the outside activities of senior management to ensure that they do not conflict with the interests of the Company.  The Committee shall also periodically make an assessment and evaluation of management capabilities throughout the Company;

C.
make awards and allocations under the Company’s stock and other incentive plans and otherwise administer such plans in accordance with their terms and shall approve the annual Compensation Committee report for inclusion in the Company’s filings with the Securities and Exchange Commission and otherwise;

D.	evaluate employee well-being, generally, including employee morale and other related factors;

E.	meet at least two times annually to discuss such matters as may be appropriate for Committee consideration, and shall hold such additional meetings as the Chair of the Committee deems necessary;

F.	report to the Board following each meeting, and at such other times, as circumstances warrant;

G.	have the authority to engage and determine funding for independent counsel and other advisors as it determines necessary to carry out its duties;

H.	review and reassess the adequacy of this Charter at least annually;

I.	conduct any and all investigations it deems necessary or appropriate; and

J.	perform any other activities consistent with this Charter as the Committee or the Board deems necessary or appropriate.

[1]
Compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company, provided that such compensation is not contingent in any way on continued service.

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PROXY

a21, INC.

ANNUAL MEETING OF STOCKHOLDERS

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints John Z. Ferguson or Thomas Costanza as proxy to represent the undersigned at the Annual Meeting of Stockholders to be held at 7660 Centurion Parkway, Jacksonville, Florida 32256 on November 13, 2007 at 9:00 a.m., local time, and at any adjournments thereof, and to vote the shares of Common Stock the undersigned would be entitled to vote if personally present, as indicated below.

1.           Election of Directors
FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLDING AUTHORITY to vote for all nominees listed below	☐

John Z. Ferguson, John O Hallberg, Laura B. Sachar, Jonathan Gallen

(INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee’s name on the line provided below.)

_____________________________________________________

The shares of Common Stock represented by this proxy will be voted as directed; however, if no direction is given, the shares of Common Stock will be voted FOR the election of the nominees.

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If any other business is presented at the meeting, this proxy will be voted by those named in this proxy in their best judgment.  At the present time, the Board of Directors knows of no other business to be presented at the meeting.

DATED:______________________, 2007

__________________________________
Signature

__________________________________
Signature if held jointly

(Please date, sign as name appears at the left, and return promptly.  If the shares are registered in the names of two or more persons, each person should sign.  When signing as Corporate Officer, Partner, Executor, Administrator, Trustee or Guardian, please give full title.  Please note any changes in your address alongside the address as it appears in the proxy.)

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